AMERICABANK CORP.

LIMITED POWER OF ATTORNEY FOR
SECTION 16
REPORTING
OBLIGATIONS


Know all by these presents, that the
undersigned's
hereby makes, constitutes and appoints Mark H. Anders or A.
Gary Rever as
the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)    obtain, as the
undersigned's
representative and on the undersigned's behalf, CIK, CCC and Password codes and any similar required filing codes, with respect to the undersigned from the United States Securities and Exchange Commission
(the "SEC");


(2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act") with the
SEC and any stock exchange or other similar authority;

(3)    seek or
obtain, as the undersigned's
representative and on the undersigned's
behalf, information on
transactions in the securities of AmericasBank Corp.
(the "Bank") from
any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4)    perform any and
all
other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Bank assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange

Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Bank, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


The undersigned
further acknowledges that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.


    IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of March, 2006.






Richard C.
Faint Jr.

Signature





STATE OF

COUNTY OF


    On this ___________ day
of __________, 2006, ________________
personally appeared before me, and
acknowledged that s/he executed the
foregoing instrument for the purposes
therein contained.

    IN
WITNESS WHEREOF, I have hereunto set my
hand and official seal.




_________________________________

Notary Public


									  _________________________________

				    My Commission
Expires: